Exhibit 99

TREE.COM Announces 2010 Guidance

CHARLOTTE, N.C., December 10, 2009 — Tree.com, Inc. (NASDAQ: TREE) today released full year 2010 revenue and earnings guidance.  The Company expects continued growth in its new consumer verticals, specifically Education and Home Services, as well as additional growth in Real Estate which positively impacts this guidance.  Additionally, the Company has identified cost efficiencies that will be realized by reorganizing certain processes and eliminating certain duplicative cost structures, principally combining Tree’s call center functions into one centrally managed organization and reducing redundant network and corporate staff roles.  As a result of this cost rationalization, Tree.com expects to decrease annualized compensation costs by approximately $5.5 million and facilities and overhead costs by $3.0 million.

Doug Lebda, Chairman and CEO of Tree.com, stated, “We are pleased to see signs of stability in the real estate and mortgage markets and continue to be encouraged by our new verticals.  We expect to see a decline in refinance originations in 2010, particularly after the record setting first half of 2009. However, improving demand from our network lenders, continued agent growth in Real Estate and a full year of results from our recently acquired Education and Home Services businesses should enable us to grow our top-line revenue if the mortgage market remains stable.”

CFO Matt Packey added:  “As we look towards 2010 and into 2011, we believe the consumer credit markets will remain tight; as such, we believe the cost-reduction actions announced today give us the right structure to operate efficiently in a market less dominated by refinance mortgages.”

Guidance for 2010:

Anticipating a continued low interest rate environment in 2010 and no further disruption in the housing markets, the Company expects  revenue to increase 3.5% to 7%  from 2009 levels to a range of approximately $227 million to $237 million.

Key to this growth is the full year impact and continued expansion of  the  recently acquired Education and Home Services Lead Generation businesses.  Additionally, with continued stability or even some slow recovery in housing prices, the Company anticipates top-line growth in Real Estate of 5% to 10% as the agent base expands.

The Company expects  national consumer refinance activity in 2010 to be lower,  which will negatively impact both LendingTree Loans and the Lending Exchange revenue.  However, by growing its loan officer capacity, the Company expects LendingTree Loans to be in a position to capitalize on more of the available volume; and barring further deterioration in loan loss experience, it anticipates LendingTree Loans revenue to decline only about 5% in 2010.  For the Lending Exchange, it is anticipated that the lower consumer volume will increase network demand thereby yielding pricing opportunities and improving key metrics such as match rates and matches per loan request.  As a result, the Company anticipates Lending Exchange revenue could  improve by approximately 5% in 2010.

The Company’s 2009 marketing expenses were abnormally low in the first half of the year due to the historically low interest rates and media attention driving a refinance boom. Therefore in 2010 it is expected that marketing expenses as a percentage of revenue will increase to the 38% to 42% range.

Throughout 2009 and continuing into the fourth quarter, the Company has maintained a focus on reducing its cost structure to improve margins.  As a result of these efforts, cash operating expenses, excluding marketing, are anticipated to improve as a percentage of revenue from over 65% in 2009 to a range from 55% to 58% in 2010.  This improvement is being achieved through the consolidation of the Lending Exchange and LendingTree Loans call center teams to eliminate redundancies, management and staff reductions throughout the year, the reduction of office space in Charlotte into one building and reductions in corporate infrastructure costs as the Company finalizes its realignment to be less reliant on mortgage revenue.

For the full year 2010, with improved revenue and lower operating expenses offset somewhat by the higher marketing costs, the Company anticipates operating income in a range of negative $0.5 million to positive $4.5 million.  Adding back non-cash compensation, amortization and depreciation, the expectation is that the above will result in Adjusted EBITDA in a range of $10 million to $15 million for 2010.

About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses in the financial services and real estate industries including LendingTree®, LendingTree Loans sm, GetSmart®, Home Loan Center, RealEstate.com, iNest®, and RealEstate.com, REALTORS®.  Together, they serve as an ally for consumers who are looking to comparison shop loans, real estate and other financial products from multiple businesses and professionals who compete for their business.

Tree.com, Inc. is headquartered in Charlotte, N.C. and maintains operations solely in the United States. For more information, please visit www.tree.com.

Definition of Tree.com’s Non-GAAP Measures and Reconciliation to Operating Income

Tree.com reports Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and adjusted for certain items discussed below (“Adjusted EBITDA”), as supplemental measures to GAAP.  These measures are two of the primary metrics by which Tree.com evaluates the performance of its businesses, on which its internal budgets are based and by which management is compensated.  Tree.com believes that investors should have access to the same set of tools that it uses in analyzing its results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  Tree.com provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measure which are discussed below.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash intangible asset impairment charges, (3) gain/loss on disposal of assets, (4) restructuring expenses, (5) proceeds from litigation settlements, (6) pro forma adjustments for significant acquisitions, and (7) one-time items.  Tree.com believes this measure is useful to investors because it represents the operating results from Tree.com’s segments, but excludes the effects of any other non-cash expenses.  Adjusted EBITDA has certain limitations in that it does not take into account the impact to Tree.com’s statement of operations of certain expenses, including depreciation, non-cash compensation and acquisition related accounting.  Tree.com endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure.

2010 Guidance - Reconciliation of Adjusted EBITDA to Operating Income	Indicated Range ($ in millions)
Adjusted EBITDA	$10.00	$15.00
Non-cash compensation, depreciation and amortization	-10.50	-10.50

Operating income (loss)	$(0.50)	$4.50

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Those statements include statements regarding the intent, belief or current expectations or anticipations of the Company and members of our management team.  Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our ability to operate effectively as a separate public entity following our spin-off from IAC in August 2008; additional costs associated with operating as an independent company; volatility in our stock price and trading volume; our ability to obtain financing on acceptable terms; limitations on our ability to enter into transactions due to spin-related restrictions; adverse conditions in the primary and secondary mortgage markets and in the economy; adverse conditions in our industries; adverse conditions in the credit markets and the inability to renew or replace warehouse lines of credit; seasonality in our businesses; potential liabilities to secondary market purchasers; changes in our relationships with network lenders, real estate professionals, credit providers and secondary market purchasers; breaches of our network security or the misappropriation or misuse of personal consumer information; our failure to provide competitive service; our failure to maintain brand recognition; our ability to attract and retain customers in a cost-effective manner; our ability to develop new products and services and enhance existing ones; competition from our network lenders and affiliated real estate professionals; our failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of our network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of our systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect our intellectual property rights or allegations of infringement of intellectual property rights; changes in our management; and deficiencies in our disclosure controls and procedures and internal control over financial reporting.  These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2008, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009,  June 30, 2009, and September 30, 2009 and in our other filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Contacts:

Investor Relations

877-640-4856

tree.com-investor.relations@tree.com